Exhibit 24

POWER OF ATTORNEY KNOW ALL BY THESE PRESENTS, that the undersigned (the "Filer"), hereby constitutes and appoints Melissa B. Epperly, Andrea Paul, Emily Joung, Karen Pitzi and John Andrews as the Filer's true and lawful attorneys-in-fact and agents and on the Filer's behalf and in the Filer's name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to submit a Form ID Application and/or Passphrase Update Application and/or Request to Convert from Paper to Electronic Filer with the U.S. Securities and Exchange Commission and to obtain access codes to file on EDGAR, and grants them full power and authority to do and to perform each and every act and thing requisite and necessary to be done as the Filer might or could do, hereby ratifying and confirming all that said attorneys-in-fact and ageuts may lawfully do or cause to be done by virtue thereof. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney ou this 3_Q day of¥2023. Exhibit 24